UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2018

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01 Entry into a Material Definitive Agreement.

Standstill Agreement

On November 26, 2018, Inpixon (the “Company”) and the holder (the “Note Holder”) of that certain outstanding convertible promissory note, issued on November 17, 2017, with a current outstanding principal amount of $371,600.98, pursuant to that certain Securities Purchase Agreement, dated November 17, 2017, as amended by the Waiver and First Amendment Agreement, dated January 5, 2018, the Standstill Agreement, dated May 23, 2018, the Standstill Agreement, dated August 30, 2018, and the Exchange Agreement, dated October 5, 2018 (as so amended, the “Note”), entered into a standstill agreement (the “Standstill Agreement”).

Pursuant to the Standstill Agreement, the Note Holder has agreed that (i) its right to redeem all or any portion of the Note will not commence until February 28, 2019; and (ii) the maturity date of the Note will be extended to February 28, 2019. The Company will pay to the Note Holder a standstill fee of $50,000.00 as consideration for the Note Holder’s consent to enter into the Standstill Agreement.

This summary is qualified in its entirety by reference to the Standstill Agreement which is included with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

*10.1	Standstill Agreement, dated November 26, 2018

* Filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: November 27, 2018	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

*10.1	Standstill Agreement, dated November 26, 2018

* Filed herewith

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